Exhibit 99.1

For more information contact:
Kevin Eichner or Frank Sanfilippo (314) 725 5500
Melissa Sturges (816) 221 7500 or Ann Marie Mayuga (314) 469 4798

ENTERPRISE FINANCIAL REPORTS RECORD THIRD QUARTER EPS ON STRENGTH OF 20% INCREASE IN NET INCOME
  Company produced record quarterly EPS of $0.40
  Fully diluted EPS up 14% from 3Q ’06, up 11% from 2Q ‘07
  Bank reports 16% annualized organic loan growth, 23% overall
  Non-performing loans decline by $4.1 million to 0.55% of total loans
  Net interest rate margin improves
  Company announces plans to enter Phoenix, AZ market in ‘08

St. Louis, October 16, 2007. Enterprise Financial Services Corp (NASDAQ: EFSC), the parent company of Enterprise Bank & Trust, announced today that third quarter net income rose to $5.0 million, an increase of 20% from the $4.2 million reported in the third quarter of 2006. Earnings per share were $0.40, up 14% from the same period in 2006 and up 11% from second quarter of 2007. Total shares outstanding were 12,388,000 at September 30, 2007 versus 11,452,000 at September 30, 2006, as the Company issued nearly 700,000 additional shares related to its February 2007 acquisition of Great American Bank in the Kansas City market.

Commenting on the quarter and year-to-date results, EFSC President and CEO, Kevin C. Eichner, said, “It is gratifying to see continued earnings momentum and to achieve a new all-time high in quarterly EPS. We are especially pleased with a return to more normalized loan growth rates from our banking division coupled with reductions in non-performing loans and stronger margin performance in an environment where these trends are truly exceptional.”

Regarding the Company’s plans to enter the Phoenix, Arizona market in 2008, Eichner commented, “We are very excited about the potential of this vibrant market with Jack Barry and his colleagues. We believe that deploying our business model to a third urban growth market will ultimately drive higher returns and strengthen our entire platform. As we demonstrated with our two recent acquisitions in Kansas City and with the ongoing build-out of our Wealth Management line of business, we continue to make investments with a view toward generating long-term value.”

Banking Line of Business

Net interest income increased $2.3 million, or 16% in the third quarter of 2007 versus the same quarter in 2006. At quarter end, portfolio loans were up $247 million from year-end and $289 million, or 23%, from one year ago. Organic loan growth during the quarter was $58 million or 16% on an annualized basis.

Total deposits grew $131 million from December 31, 2006 and $164 million, or 13%, from the same period one year ago. The deposit mix for the third quarter remained favorable as non-interest bearing DDA deposits represented 15% of average deposits and brokered deposits represented approximately 10% of total deposits. Treasury management pipelines remain strong and typical seasonal increases in deposits are expected as the Company moves into the fourth quarter.

Exhibit 99.1

The tax-equivalent net interest rate margin for the third quarter was 3.87%, an increase of 6 basis points from the second quarter of 2007. The Company is realizing the benefits of aggressively managing its deposit costs, reducing non-performing assets and continued discipline in loan pricing.

Non-performing loans totaled $8.5 million or 0.55% of total loans versus 0.84% at June 30, 2007 and 0.49% at December 31, 2006. Reflecting industry-wide conditions, $7.1 million or 83% of the non-performing loans relate to residential home builders in St. Louis and Kansas City. The largest of these loans is $2.7 million and several are below $400,000. Bank management does not expect to incur significant losses on these non-performing loans.

The Company’s net charge-offs during the quarter were $549,000 or 0.14% annualized. Year-to-date, net charge-offs were $1.4 million or 0.13% annualized. For the quarter, the provision for loan losses was $600,000 versus $240,000 in the same quarter of 2006. Higher absolute non-performing loan levels and higher net loan growth drove the increase in the provision levels in the current quarter.

The Company’s allowance for loan losses represented 1.27% of portfolio loans at September 30, 2007. One year ago, the allowance for loan losses rose to 1.40% of portfolio loans as a result of conforming adjustments made to risk ratings for NorthStar Bank’s loan portfolio. Enterprise acquired NorthStar in July 2006. At December 31, 2006, the ratio was 1.31%.

Increases in Deposit Service Charges and Other Income for the third quarter versus the same quarter in 2006 are largely related to the acquisition of Great American along with organic growth in deposit products and related services, including International services. Gains on sale of mortgage loans slowed during the third quarter versus the prior year due to less refinancing and slower home sales in our markets.

Wealth Management Line of Business

After doubling in 2006, Wealth Management revenue in the third quarter of 2007 was $3.5 million, essentially flat with the same quarter in 2006.

Enterprise Trust revenues grew 6% with pre-tax earnings up 15% in comparison with the same quarter in 2006. For the nine months ended September 30, 2007, pre-tax earnings for Enterprise Trust are up 10% over 2006. Total assets under administration were $1.7 billion, up 11% over the prior year period. The Trust operation continues to be heavily engaged in re-structuring and re-staffing related to preparation for a new national trust charter, which is expected this year. The unit is rolling out new pricing strategies and service lines during the fourth quarter and into next year that are expected to help offset some significant increases in staffing and infrastructure costs planned for 2008.

Exhibit 99.1

After amortization of intangibles, the cost of related debt, and minority interest, Millennium posted pre-tax earnings of $619,000 in the third quarter versus $474,000 in the same quarter of 2006, an increase of 31%. For the nine months ended September 30, 2007, Millennium pre-tax earnings were $791,000 versus $1.4 million in the same period last year. Although paid premium sales growth has been exemplary at 23% year over year, lower margins have dampened revenue growth. A shift in carrier mix and higher payouts to producers continue to adversely affect the margin and net profits relative to plan.

Through September 30, 2007 the Company has accrued 100% of Millennium’s earnings in line with our contractual priority return rights.

Other Business Results

For the quarter, the Company’s efficiency ratio improved from 62% in the second quarter 2007 to 60%. The ratio was flat with the prior year third quarter as the Company continues to digest its most recent acquisitions. Non-interest expenses were $12.2 million in the third quarter of 2007 versus $11.0 million in the same quarter of 2006, an increase of $1.3 million or 11%. In addition to increased expenses at Millennium, approximately $848,000 was due to incremental expenses related to Great American.

Commenting on the outlook for the remainder of 2007, Eichner noted, “We are encouraged by our progress this year in the face of some real environmental turbulence in our industry. We expect our results to continue to compare favorably with those of our peers, as we move within striking distance of our earlier guidance. However, achievement of our previously announced EPS goals for the year remains a challenge as we are not yet realizing the planned lift from Wealth Management expected in the second half.”

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City with a recent announcement of its intent to enter the Phoenix, Arizona market with a state de novo bank charter in 2008. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

Please refer to the Consolidated Financial Summary attached for more details.

# # #

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2006 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended		For the Nine Months Ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
INCOME STATEMENTS	2007	2006	2007	2006
Total interest income	$31,807	$26,364	$90,600	$67,452
Total interest expense	16,002	12,525	45,750	30,214
Net interest income	15,805	13,839	44,850	37,238
Provision for loan losses	600	240	2,165	1,777
Net interest income after provision for loan losses	15,205	13,599	42,685	35,461

NONINTEREST INCOME
Wealth Management revenue	3,495	3,468	9,916	10,018
Deposit service charges	839	603	2,302	1,636
Gain on sale of mortgage loans	34	95	229	165
Gain (loss) on sale of other real estate	7	-	(5)	-
Other income	263	159	1,000	435
Total noninterest income	4,638	4,325	13,442	12,254

NONINTEREST EXPENSE
Salaries and benefits	7,523	6,754	21,972	18,398
Occupancy	995	737	2,898	1,957
Furniture and equipment	370	317	1,055	806
Other	3,314	3,144	10,508	8,405
Total noninterest expense	12,202	10,952	36,433	29,566

Minority interest in net income of consolidated subsidiary	-	(434)	-	(826)

Income before income tax	7,641	6,538	19,694	17,323
Income taxes	2,642	2,357	7,022	6,242
Net income	$4,999	$4,181	$12,672	$11,081

Basic earnings per share	$0.40	$0.37	$1.04	$1.03
Diluted earnings per share	$0.40	$0.35	$1.01	$0.99
Return on average assets	1.11%	1.10%	0.99%	1.11%
Return on average equity	11.85%	12.99%	10.75%	13.88%
Efficiency ratio	59.69%	60.30%	62.50%	59.74%
Noninterest expense to average assets	2.72%	2.89%	2.84%	2.95%

YIELDS (fully tax equivalent)
Loans	7.96%	7.90%	7.96%	7.61%
Securities	4.67%	4.11%	4.49%	4.01%
Federal funds sold	5.53%	5.25%	5.40%	4.75%
Yield on earning assets	7.73%	7.53%	7.71%	7.24%
Interest bearing deposits	4.44%	4.17%	4.45%	3.79%
Subordinated debt	7.20%	7.31%	7.20%	7.09%
Borrowed funds	5.00%	5.04%	5.01%	4.81%
Cost of paying liabilities	4.59%	4.31%	4.59%	3.96%
Net interest spread	3.14%	3.22%	3.12%	3.28%
Net interest rate margin	3.87%	3.99%	3.85%	4.03%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
BALANCE SHEETS	2007	2007	2007	2006	2006
ASSETS
Cash and due from banks	$47,593	$45,081	$41,846	$41,558	$53,113
Federal funds sold	2,585	2,059	6,992	7,066	6,959
Interest-bearing deposits	1,100	1,021	1,144	1,669	2,614
Debt and equity investments	122,204	111,617	119,056	111,210	114,860
Loans held for sale	1,117	3,840	4,650	2,602	5,268

Portfolio loans	1,558,885	1,500,512	1,492,460	1,311,723	1,269,391
Less allowance for loan losses	19,754	19,703	19,220	16,988	17,805
Net loans	1,539,131	1,480,809	1,473,240	1,294,735	1,251,586

Other real estate	857	441	1,064	1,500	1,182
Premises and equipment, net	22,487	22,801	22,777	17,050	15,295
Goodwill	55,661	54,841	55,284	29,983	29,804
Core deposit intangible	3,511	3,693	3,886	2,153	2,261
Other amortizing intangibles	2,952	3,180	3,408	3,636	3,864
Other assets	29,061	23,929	23,276	22,425	21,369
Total assets	$1,828,259	$1,753,312	$1,756,623	$1,535,587	$1,508,175

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits	$212,903	$215,771	$214,965	$234,849	$222,668
Interest bearing deposits	1,233,532	1,212,353	1,231,139	1,080,659	1,059,282
Total deposits	1,446,435	1,428,124	1,446,104	1,315,508	1,281,950
Subordinated debentures	56,807	56,807	56,807	35,054	35,054
FHLB advances	131,746	88,192	75,387	26,995	38,162
Other borrowings	10,613	7,593	12,786	13,757	13,731
Other liabilities	13,415	9,527	6,837	11,279	11,113
Total liabilities	1,659,016	1,590,243	1,597,921	1,402,593	1,380,010
Shareholders' equity	169,243	163,069	158,702	132,994	128,165
Total liabilities and shareholders' equity	$1,828,259	$1,753,312	$1,756,623	$1,535,587	$1,508,175

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2007	2007	2007	2006	2006
EARNINGS SUMMARY
Net interest income	$15,805	$15,125	$13,921	$14,039	$13,839
Provision for loan losses	600	715	850	350	240
Wealth Mangement revenue	3,495	3,458	2,963	3,791	3,468
Noninterest income	1,143	1,448	934	871	857
Noninterest expense	12,202	12,370	11,861	11,828	10,952
Minority interest in net income of consolidated subsidiary	-	157	(157)	(48)	(434)
Income before income tax	7,641	7,103	4,950	6,475	6,538
Net income	4,999	4,515	3,158	4,391	4,182
Diluted earnings per share	$0.40	$0.36	$0.26	$0.37	$0.35
Return on average equity	11.85%	11.20%	8.92%	13.24%	12.99%
Net interest rate margin (fully tax equivalized)	3.87%	3.81%	3.86%	3.98%	3.99%
Efficiency ratio	59.69%	61.75%	66.57%	63.25%	60.30%

MARKET DATA
Book value per share	$13.66	$13.20	$12.86	$11.52	$11.19
Tangible book value per share	$8.65	$8.20	$8.03	$8.42	$8.05
Market value per share	$24.34	$24.86	$28.00	$32.58	$30.86
Period end common shares outstanding	12,388	12,354	12,340	11,540	11,452
Average basic common shares	12,380	12,346	11,835	11,491	11,397
Average diluted common shares	12,652	12,692	12,198	11,892	11,823

ASSET QUALITY
Net charge-offs (recoveries)	$549	$232	$628	$1,167	$(46)
Nonperforming loans	$8,542	$12,661	$9,855	$6,363	$6,214
Nonperforming loans to total loans	0.55%	0.84%	0.66%	0.49%	0.49%
Allowance for loan losses to total loans	1.27%	1.31%	1.29%	1.30%	1.40%
Net charge-offs (recoveries) to average loans (annualized)	0.14%	0.06%	0.19%	0.37%	(0.01%)

CAPITAL
Average equity to average assets	9.40%	9.22%	8.96%	8.65%	8.49%
Tier 1 capital to risk-weighted assets	9.85%	9.82%	9.50%	9.63%	9.54%
Total capital to risk-weighted assets	11.05%	11.09%	10.85%	10.87%	10.79%
Tangible equity to tangible assets	6.07%	5.99%	5.67%	6.48%	6.26%

AVERAGE BALANCES
Portfolio loans	$1,526,259	$1,492,573	$1,365,340	$1,265,000	$1,257,394
Earning assets	1,645,697	1,622,139	1,487,193	1,426,341	1,400,706
Total assets	1,780,239	1,754,297	1,601,266	1,521,640	1,504,253
Deposits	1,453,497	1,426,002	1,327,177	1,301,686	1,262,544
Shareholders' equity	167,310	161,663	143,514	131,621	127,685

LOAN PORTFOLIO
Commercial and industrial	$416,715	$391,237	$379,147	$352,914	$343,776
Commercial real estate	703,772	681,735	671,709	576,172	553,486
Construction real estate	252,476	247,722	251,184	196,851	185,743
Residential real estate	155,489	149,182	157,473	150,244	148,369
Consumer and other	30,433	30,636	32,947	35,542	38,017
Total loan portfolio	$1,558,885	$1,500,512	$1,492,460	$1,311,723	$1,269,391

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$212,903	$215,771	$214,965	$234,849	$222,668
Interest-bearing transaction accounts	120,069	128,808	123,848	111,725	101,262
Money market and savings accounts	596,226	552,678	582,231	556,947	507,407
Certificates of deposit	517,237	530,867	525,060	411,987	450,613
Total deposit portfolio	$1,446,435	$1,428,124	$1,446,104	$1,315,508	$1,281,950

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2007	2007	2007	2006	2006
YIELDS (fully tax equivalent)
Loans	7.96%	7.98%	7.94%	7.95%	7.90%
Securities	4.67%	4.50%	4.31%	4.21%	4.11%
Federal funds sold	5.53%	5.49%	5.51%	5.43%	5.29%
Yield on earning assets	7.73%	7.72%	7.66%	7.57%	7.54%
Interest bearing deposits	4.44%	4.47%	4.42%	4.32%	4.17%
Borrowed funds	5.00%	5.04%	4.99%	4.61%	5.04%
Subordinated debt	7.20%	7.19%	7.21%	7.37%	7.31%
Cost of paying liabilities	4.59%	4.63%	4.55%	4.42%	4.31%
Net interest spread	3.14%	3.09%	3.11%	3.15%	3.23%
Net interest rate margin	3.87%	3.81%	3.86%	3.98%	3.99%

WEALTH MANAGEMENT
Trust Assets under management	$1,106,214	$1,111,042	$1,047,700	$1,042,146	$996,142
Trust Assets under administration	1,734,761	1,742,426	1,659,573	1,634,834	1,567,164